EXHIBIT 4.3

BALLARD POWER SYSTEMS INC.

2002 SHARE OPTION PLAN

EFFECTIVE AS OF

December 31, 2008

BALLARD POWER SYSTEMS INC.

2002 SHARE OPTION PLAN

ARTICLE 1

GENERAL PROVISIONS

Section 1.1	Purpose

The purpose of this Share Option Plan is to recognize contributions made by Directors, Officers and Employees and to provide for an incentive for their continuing relationship with the Corporation and its Subsidiaries.

Section 1.2	Definitions

As used in this Share Option Plan, the following terms have the following meanings:

(a)	Accelerated Vesting Event means the occurrence of any one of the following events:
(i)

a take-over bid as defined in the Securities Act (British Columbia) is made for Common Shares or Convertible Securities which, if successful would result (assuming the conversion, exchange or exercise of the Convertible Securities, if any, that are the subject of the take-over bid) in any person or persons acting jointly or in concert (as such phrase is defined in the Securities Act (British Columbia)) or persons associated or affiliated with such person or persons within the meaning of the Canada Business Corporations Act beneficially, directly or indirectly, owning shares that would, notwithstanding any agreement to the contrary, entitle the holders thereof for the first time to cast at least 66 2/3% of the votes attaching to all shares in the capital of the Corporation that may be cast to elect Directors;

(ii)

the acquisition or continuing ownership by any person or persons acting jointly or in concert (as such phrase is defined in the Securities Act (British Columbia)), directly or indirectly, of Common Shares or of Convertible Securities, which, when added to all other securities of the Corporation at the time held by such person or persons, persons associated with such person or persons; or persons affiliated with such person or persons within the meaning of the Canada Business Corporations Act (collectively, the “Acquirors”), and assuming the conversion, exchange or exercise of Convertible Securities beneficially owned by the Acquirors, results in the Acquirors beneficially owning shares that would, notwithstanding any agreement to the contrary, entitle the holders thereof for the first time to cast at least 66 2/3% of the votes attaching to all shares in the capital of the Corporation that may be cast to elect Directors;

(iii)	the sale, lease, exchange or other disposition of all or substantially all of the Corporation’s assets, other than to a subsidiary of the Corporation; or

(iv)

an amalgamation, merger, arrangement or other business combination (a “Business Combination”) involving the Corporation that results in the securityholders of the parties to the Business Combination, other than the Corporation, owning, directly or indirectly, shares of the continuing entity that entitle the holders thereof to cast at least 66 2/3% of the votes attaching to all shares in the capital of the continuing entity that may be cast to elect Directors;

(b)	associate has the meaning ascribed thereto in the Securities Act (British Columbia);
(c)	Board means the board of directors of the Corporation;
(d)	Common Shares means the common shares in the capital of the Corporation;
(e)	Convertible Securities means securities convertible into, exchangeable for or representing the right to acquire Common Shares;
(f)	Corporation means Ballard Power Systems Inc. (corporation number 707699-1);
(g)	Director means a member of the Board;
(h)	Effective Date of an Option means the date on which the Option is granted, whether or not the grant is subject to any Regulatory Approval;
(i)	Employee means a permanent employee of the Corporation or a Subsidiary of the Corporation, and for greater certainty, includes:
(i)	a part-time employee of the Corporation or a Subsidiary of the Corporation; and
(ii)

an individual that is seconded to the Corporation or a Subsidiary of the Corporation who is approved for participation in this Share Option Plan by the Board and in respect of whom, to the extent necessary, the Corporation has qualified by way of an exemption, or has obtained an order from any securities commission or other regulatory authority having jurisdiction over the granting of options, permitting granting of the Option;

(j)	Expiry Date of an Option means the day on which the Option lapses;
(k)	Insider means:
(i)

an insider of the Corporation as defined in the Securities Act (British Columbia), other than a person who is an insider solely by virtue of being a director or senior officer of a Subsidiary of the Corporation; and

(ii)	an associate of a person who is an Insider by virtue of paragraph (i);
(l)	Officer means an individual who is an officer of the Corporation or a Subsidiary of the Corporation;

(m)	Option means a right to purchase Common Shares granted under this Share Option Plan to a Director, Officer or Employee;
(n)	Option Commitment means the notice of grant of an Option delivered by the Corporation to an Optionee and substantially in the form of set out in Schedule “A” hereto;
(o)	Optioned Shares means Common Shares subject to an Option;
(p)	Optionee means an individual to whom an Option is granted by the Corporation under this Share Option Plan;
(q)

Outstanding Issue means, with respect to any issue of Common Shares, the number of Common Shares outstanding on a non-diluted basis immediately before such issue, excluding Common Shares issued pursuant to Share Compensation Arrangements over the preceding one year period;

(r)	Regulatory Approval means the approval of the TSX and every other stock exchange or securities agency whose approval is required in the circumstances;
(s)	Retired means:
(i)	with respect to an Officer or Employee, the retirement of the Officer or Employee within the meaning of the Canada Pension Plan, after attainment of age 65; and
(ii)	with respect to a Director, cessation of office as a Director, other than by reason of death, after attainment of age 70;
(t)	Share Compensation Arrangement has the meaning ascribed to “security based compensation arrangement” in Section 613(b) of the TSX Company Manual, and includes this Share Option Plan;
(u)	Share Option Plan means this 2002 Share Option Plan, as amended from time to time;
(v)	Subscription Price means the amount payable on an exercise of an Option;
(w)	Subsidiary means a subsidiary as determined under the Canada Business Corporations Act;
(x)

the words “the last day on which the Officer or Employee worked for the Corporation or a Subsidiary of the Corporation” means, with respect to an Officer or Employee whose employment has been terminated by the Corporation or a Subsidiary of the Corporation:

(i)	other than for just cause, either:

(A)

the day specified by the Corporation or such Subsidiary in writing to the Officer or Employee as being the last day on which the Officer or Employee is to report for work for the Corporation or a Subsidiary of the Corporation; or

(B)

if such Officer or Employee is given pay in lieu of advance notice of a pending effective date of termination, the day on which such notice of termination is given in writing by the Corporation or such Subsidiary to the Officer or Employee; and

(ii)	for just cause, the day on which the notice of termination was given; and

for these purposes, the day on which an individual ceases to be an Officer or Employee of the Corporation or a Subsidiary of the Corporation will be deemed to be the last day on which such Officer or Employee worked for the Corporation or Subsidiary of the Corporation;

(y)

Totally Disabled with respect to an Officer or Employee, means that, solely because of disease or injury, the Officer or Employee is deemed by a qualified physician selected by the Corporation to be unable to work at any occupation which the Officer or Employee is reasonably qualified to perform and, with respect to a Director, means that, solely because of disease or injury, the Director is deemed by a qualified physician selected by the Corporation to be unable to carry out his or her responsibilities on the Board; and

(z)	TSX means the Toronto Stock Exchange.
Section 1.3	Interpretation

A reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations.

ARTICLE  2

SHARE OPTION PLAN

Section 2.1	Eligibility

Options to purchase unissued Common Shares may be granted from time to time under this Share Option Plan by the Board, on the recommendation of the Chief Executive Officer of the Corporation, to Directors, Officers and Employees.

Section 2.2	Incorporation of Terms of Share Option Plan

Subject to specific variations approved by the Board, all terms and conditions set out herein will be deemed to be incorporated into and form part of each Option granted under this Share Option Plan.

Section 2.3	Maximum Shares to be Allotted

The maximum aggregate number of Common Shares that may be allotted for issuance under this Share Option Plan is 2,750,000, subject to adjustment in accordance with Section 3.11. If Options are surrendered, terminated or expire in accordance with the terms of this Share Option Plan without being exercised, the maximum aggregate number of Common Shares that may be allotted for issuance will be reduced automatically by the number of such lapsed Options, unless the Board determines that new Options may be granted in respect of the Common Shares not issued under such lapsed Options.

ARTICLE 3

TERMS AND CONDITIONS OF OPTIONS

Section 3.1	Determination of the Subscription Price

The Subscription Price per Common Share to be acquired on the exercise of an Option will not be less than the closing price per share for the Common Shares on the TSX on the last trading day on the TSX before the Effective Date of the Option.

Section 3.2	Payment of the Subscription Price

Any Director, Officer or Employee receiving an Option under this Share Option Plan will pay to the Corporation, or its designee, upon exercise of the Option, the Subscription Price, and any applicable taxes, in the currency that is stated on the Option Commitment provided to such Director, Officer or Employee and if such currency is a currency other than Canadian dollars, the exchange rate used to determine the Subscription Price will be based on the Bank of Canada’s exchange rate at such time as the Corporation may determine.

Section 3.3	Term of Options

The term of an Option will be such period after the Effective Date thereof, not exceeding 10 years, as the Board determines at the time of granting of the Option.

Section 3.4	Expiry Date

Notwithstanding any other provision of this Share Option Plan, if the Expiry Date of any vested Option falls on, or within nine (9) Business Days immediately following, a date upon which an Optionee is prohibited from exercising such Option due to a black-out period or other trading restriction imposed by the Corporation, then the Expiry Date of such Option shall be deemed to be the tenth (10th) Business Day following the date the relevant black-out period or other trading restriction imposed by the Corporation is lifted, terminated or removed. For the purposes of this Share Option Plan, “Business Day” means any day other than a Saturday, Sunday or statutory or civic holiday in the City of Vancouver, B.C., and this Section 3.4 is to apply to any deemed Expiry Date determined under this Section 3.4 which itself falls within a black-out period or other trading restriction imposed by the Corporation. Notwithstanding any other provision in this Share Option Plan, the ten day period referred to in this Section may not be extended by the Board.

Section 3.5	Vesting of Option Rights

Except as otherwise provided in Section 3.6, Section 3.7, Section 3.8 and Section 3.9, an Option may be exercised from time to time:

(a)	at any time after the first, second and third year of the term of the Option as to a total number of shares not exceeding 33 1/3% of the Optioned Shares in each such year; and
(b)

in addition, during any year of the term of the Option, as to a total number of shares not exceeding the number of Optioned Shares as to which the Option could have been exercised but was not exercised during the preceding year, whether pursuant to Section 3.5(a) or this Section 3.5(b).

Section 3.6	Variation of Vesting Periods

If the Board determines with respect to an Optionee that it is desirable to grant to the Optionee an Option for which the vesting of rights should be other than as provided in Section 3.5 or that it is desirable to alter the vesting periods of any particular Option, it may fix the vesting of that Option before or after its grant in such manner as it determines in its discretion.

Section 3.7	Accelerated Vesting Event

If there occurs an Accelerated Vesting Event each Option held by an Optionee may be exercised by the Optionee at any time or from time to time on or before the 60th day after such event, provided that with respect to an Option held by an Officer or Employee the Accelerated Vesting Event must have occurred on or before the last day on which the Officer or Employee worked for the Corporation or a Subsidiary of the Corporation.

Section 3.8	Limitation on Right to Exercise

Except as otherwise provided in Section 3.9 or as otherwise approved by the Board, no Option may be exercised by an Optionee after the earliest of:

(a)	the time that the Optionee, if a Director, ceases to be a Director;
(b)	5:00 p.m. (Pacific Standard Time) on the last day on which the Optionee, if an Officer or Employee, worked for the Corporation or a Subsidiary of the Corporation; and
(c)	5:00 p.m. (Pacific Standard Time) on the Expiry Date of the Option;

provided, however, that where a Director is also an Officer, as between Section 3.8(a) and Section 3.8(b), Section 3.8(b) will apply,

Section 3.9	Exceptions on Limitation on Right to Exercise

Notwithstanding Section 3.8, if an Optionee ceases to be a Director, Officer or Employee:

(a)	by reason of his or her death:
(i)	all unvested rights of the Optionee under the Option will be deemed to have become fully vested immediately before the time of his or her death;

(ii)	the personal representatives of the Optionee will be entitled to exercise the Option at any time and from time to time until 5:00 p.m. (Pacific Standard Time) on the earlier of:
(A)	the Expiry Date of the Option; and
(B)	the date which is the first anniversary of the date of death of the Optionee; and
(iii)	the Option may be exercised only as to the number of Optioned Shares in respect of which the Optionee did not exercise the Option before the time of his or her death;
(b)	by reason that he or she has Retired:
(i)	all unvested rights of the Optionee under the Option will be deemed to have become fully vested immediately before the time that he or she Retired;
(ii)	the Optionee will be entitled to exercise the Option at any time and from time to time until 5:00 p.m. (Pacific Standard Time) on the earlier of:
(A)	the Expiry Date of the Option; and
(B)

the date which is the third anniversary of the date on which he or she Retired, provided, however, that if the Optionee dies before the third anniversary of his or her retirement, the personal representatives of the Optionee will be entitled to exercise the Option at any time and from time to time until 5:00 p.m. (Pacific Standard Time) on the earlier of:

(I)	the date which is the first anniversary of the date of death of the Optionee; and
(II)	the date which is the third anniversary of the date on which the Optionee Retired; and
(iii)	the Option may be exercised only as to the number of Optioned Shares in respect of which the Optionee did not exercise the Option before the time that the Optionee Retired;
(c)	by reason that the Optionee has become Totally Disabled:
(i)	all rights of the Optionee under the Option will vest; and
(ii)	the Optionee or, if the Optionee dies after becoming Totally Disabled, the personal representatives of the Optionee, will be entitled to exercise the Option;

on the same terms and conditions as would have applied if the Optionee had continued to be a Director, Officer or an Employee;

(d)	in circumstances in which none of Section 3.9(a), Section 3.9(b), Section 3.9(c), Section 3.9(e) or Section 3.9(f) applies, by reason of the Optionee:
(i)	if a Director, ceasing to be a Director other than as a result of his or her voluntary resignation as such; or
(ii)	if an Officer or Employee,
(A)	being terminated by the Corporation or a Subsidiary of the Corporation as such other than with just cause; and
(B)	there being no circumstance under which such Optionee’s employment might have been terminated with just cause immediately before the time when the Optionee ceased to be an Officer or Employee;

the Optionee, or if the Optionee dies after ceasing to be a Director, Officer or Employee, the personal representatives of the Optionee, will be entitled to exercise the Option at any time and from time to time until 5:00 p.m. (Pacific Standard Time) on the earlier of:

(iii)	the Expiry Date of the Option; and
(iv)	the day that is 90 days after the date that the Optionee ceased to be a Director, Officer or Employee; and

the Option may be exercised only as to the number of Optioned Shares in respect of which the Optionee was entitled to exercise and did not exercise before ceasing to be a Director, Officer or Employee;

(e)	in circumstances in which none of Section 3.9(a), Section 3.9(b), Section 3.9(c), Section 3.9(d) or Section 3.9(f) applies, by reason of the Optionee:
(i)	if a Director, ceasing to be a Director due to his or her voluntary resignation; or
(ii)	if an Officer or Employee:
(A)	voluntarily terminating his or her employment; and
(B)	there being no circumstance under which such Optionee’s employment might have been terminated for just cause immediately before the time when the Optionee ceased to be an Officer or Employee;

the Optionee, or if the Optionee dies after ceasing to be a Director, Officer or Employee, the personal representatives of the Optionee, will be entitled to exercise the Option at any time and from time to time until 5:00 p.m. (Pacific Standard Time) on the earlier of:

(iii)	the Expiry Date of the Option; and
(iv)	the day that is 30 days after the date the Optionee ceased to be a Director, Officer or Employee; and

the Option may be exercised only as to the number of Optioned Shares in respect of which the Optionee was entitled to exercise and did not exercise before ceasing to be a Director, Officer or Employee; and

(f)	in circumstances in which none of Section 3.9(a), Section 3.9(b), Section 3.9(c), Section 3.9(d) or Section 3.9(e) applies, by reason of the Optionee:
(i)	if a Director, ceasing to be a Director; or
(ii)	if an Officer or Employee:
(A)	being terminated by the Corporation or a Subsidiary of the Corporation as such other than with just cause; or
(B)

voluntarily terminating his or her employment, in circumstances under which such Optionee’s employment might not have been terminated with just cause immediately before the time when the Optionee ceased to be an Officer or Employee;

and effective immediately following the time that the Optionee ceased to be a Director, Officer or Employee, the Corporation or a Subsidiary of the Corporation formally employed such Optionee as a consultant, the Chief Executive Officer of the Corporation may, in connection with such appointment, permit:

(iii)

the vesting of all unvested rights of the Optionee under the Option in the ordinary course for a period of up to one year after the date on which the Optionee ceased to be a Director, Officer or Employee as if the Optionee had continued to be such for such period of time; and

(iv)

the Optionee, or if the Optionee dies after ceasing to be a Director, Officer or Employee, the personal representatives of the Optionee, to exercise the Option at any time and from time to time until 5:00 p.m. (Pacific Standard Time) on the earlier of:

(A)	the Expiry Date of the Option; and

(B)	the date determined by the Chief Executive Officer of the Corporation, such date to be no more than one year after the date on which the Optionee ceased to be a Director, Officer or Employee; and

the Option may be exercised only as to the number of Optioned Shares in respect of which the Optionee was entitled to exercise and did not exercise:

(v)	in the case where subsection (iii) applies, before the end of the period permitted under subsection (iii); or
(vi)	in the case where subsection (iii) does not apply, before the Optionee ceased to be a Director, Officer or Employee.
Section 3.10	Non Assignability

Except as provided in Section 3.9 or as permitted by applicable regulatory authorities in connection with a transfer to a registered retirement savings plan or registered retirement income fund, or the equivalent thereof, established by or for the Optionee or under which the Optionee is the beneficiary, an Option may be exercised only by the Optionee to whom it is granted and will not be assignable.

Section 3.11	Adjustment

The number of Common Shares subject to an Option and the Subscription Price will be subject to adjustment as follows:

(a)

if the Common Shares are subdivided or consolidated after the Effective Date of an Option, or the Corporation pays to holders of Common Shares of record as of a date after the Effective Date of an Option a dividend payable in Common Shares:

(i)

the number of Common Shares which would be acquired on any exercise of the Option thereafter will be adjusted to the number of such Common Shares that the Optionee would hold through the combined effect of such exercise and such subdivision, consolidation or stock dividend if the time of the subdivision or consolidation or the record date of such stock dividend had been immediately after the exercise;

(ii)	the Subscription Price will be adjusted in inverse proportion to the adjustment under subsection (i) in the number of Common Shares that may be acquired or such exercise; and
(iii)

the number of such Common Shares referred to in Section 2.3 and Section 5.5 and considered as previously allotted for the purposes of applying Section 2.3 and Section 5.5 will be correspondingly adjusted; and

(b)

if there is any capital reorganization, reclassification or other change or event affecting the Common Shares to which Section 3.11(a) does not apply, the Board will determine whether in the circumstances it is just and equitable that there be some alteration in the securities or other consideration to be acquired by Optionees on the exercise of Options then outstanding and will make such amendments to this Share Option Plan as the Board considers appropriate in the circumstances to ensure a just and equitable result.

The Corporation will not be required to issue any fractional share in satisfaction of its obligations hereunder or make any payment in lieu thereof.

Section 3.12	Disputes

If any question arises at any time with respect to the Subscription Price or number of Optioned Shares deliverable upon exercise of an Option in any of the events set out in Section 3.11, such question will be conclusively determined by the Corporation’s auditors, or, if the auditors decline to so act, any other firm of chartered accountants in Vancouver, British Columbia that the Corporation may designate, and such auditors or other firm will have access to all appropriate records and its determination will be binding upon the Corporation and each Optionee.

ARTICLE 4

PROCEDURE

Section 4.1	Option Commitment

Upon the granting of an Option hereunder the Chief Executive Officer of the Corporation will deliver to the Optionee an Option Commitment detailing the terms of the Option and upon such delivery the Optionee will be a participant in this Share Option Plan and have the right to purchase the Optioned Shares at the Subscription Price set out therein, subject to the terms of this Share Option Plan.

Section 4.2	Revised Option Commitment

Upon the occurrence of an event to which Section 3.11 applies, the Chief Executive Officer of the Corporation may, and if so directed by the Board will, deliver to any Optionee with respect to any Option a revised Option Commitment, identified as such, with respect to shares as to which the Option has not been exercised, reflecting the application of Section 3.11 by reason of that event.

Section 4.3	Manner of Exercise

An Optionee being entitled to and wishing to exercise an Option may do so only by delivering to the Corporation or to the Corporation’s designee:

(a)	an exercise form addressed to the Corporation, or its designee, specifying the number of Optioned Shares being acquired pursuant to the Option; and
(b)	a certified cheque or bank draft payable to the Corporation, or its designee, for the aggregate Subscription Price for the Optioned Shares being acquired, and any applicable taxes.

Section 4.4	Share Certificates

Upon an exercise of an Option, and payment of any applicable taxes, the Corporation will direct its transfer agent to issue a share certificate to an Optionee for the appropriate number of Optioned Shares not later than five days thereafter.

ARTICLE 5

GENERAL PROVISIONS

Section 5.1	Effective Date and Implementation of Plan

This Share Option Plan is being adopted under, and will become effective at the “Effective Time” specified in, the Plan of Arrangement under which the Corporation acquires its assets and thereafter carries on business as successor to Ballard Power Systems Inc., corporation number 248019-1 (“Old Ballard”). As contemplated under the Plan of Arrangement, Options will be issued at the Effective Time hereunder having the same terms as the options issued by Old Ballard and outstanding immediately prior to the Effective Time, including the number of shares which may acquired upon exercise thereof, the Subscription Price, and terms and conditions of vesting and the Expiry Date.

Notwithstanding any other provision of this Share Option Plan, Options which are issued at the Effective Time to persons whose employment was transferred by Old Ballard to AFCC Automotive Fuel Cell Cooperation Corp. (“AFCC”) on January 31, 2008 shall remain in force and will be subject to, and may be exercised by each such person in accordance with, the terms of this Share Option Plan for so long as such person is employed by AFCC. For the purposes of the Options held by such persons, “Employee” shall be read to include such persons for so long as they remain employed by AFCC and “Subsidiary” shall be read to include AFCC.

Section 5.2	Administration

Subject to such limitations as may from time to time be imposed by the Board, the Chief Executive Officer, or his designee, will be responsible for the general administration of this Share Option Plan, the proper execution of its provisions, the interpretation of this Share Option Plan and the determination of all questions arising pursuant to this Share Option Plan, and without limiting the generality of the foregoing, the Chief Executive Officer will have the power to grant Options pursuant to this Share Option Plan and allot Common Shares for issuance on the exercise of Options.

Section 5.3	General Limitations on Issue

The number of Common Shares reserved for issue to any person under all stock option plans of the Corporation may not exceed 5% of the Outstanding Issue.

Section 5.4	Limitations on Issue under Share Compensation Arrangements

In addition to the limitation set out in Section 5.3, the number of Common Shares that may be issued or reserved for issuance under this Share Option Plan and any other Share Compensation Arrangement:

(a)	to Insiders, may not exceed 10% of the Outstanding Issue at that time; and

(b)	to any Insider and his or her associates, within a one-year period, may not exceed 5% of the Outstanding Issue at that time.
Section 5.5	Specific Limitations on Issue under Share Option Plan

In addition to the limitations set out in Section 5.3, the number of Common Shares that may be issued or reserved for issuance under this Share Option Plan to the Directors (other than Directors that are also Officers), may not exceed 150,000 Common Shares in the aggregate and 10,000 Common Shares annually to each Director, subject to adjustment in accordance with Section 3.11.

Section 5.6	Determination of Common Shares Issuable to Insiders and Directors

For the purposes of Section 5.3 and Section 5.5,

(a)

Common Shares issuable to an Insider pursuant to an Option or other entitlement that was granted before the person became an Insider will be excluded in determining the number of Common Shares issuable to Insiders; and

(b)	Common Shares issuable to a Director pursuant to an Option or other entitlement that was granted
(i)	before the person became a Director, or
(ii)	while the Director was also an Officer,

will be excluded in determining the number of Common Shares issuable to Directors.

Section 5.7	Amendment

Without limiting the generality of the foregoing and notwithstanding any other section of this Share Option Plan, unless specifically required by any stock exchange or regulatory authority, the Board may make any of the following amendments to this Share Option Plan and/or any Option previously granted without obtaining shareholder approval:

(a)	amendments to the definitions within this Share Option Plan and other amendments of a clerical nature;
(b)

amendments to any provisions relating to the granting or exercise of Options, including but not limited to provisions relating to the term, termination, amount and payment of the price of the Option, vesting period, expiry or adjustment of Options, provided that, without shareholder approval, such amendment does not entail:

(i)	a change in the number or percentage of Common Shares reserved for issuance under this Share Option Plan;
(ii)	a reduction of the price of an Option or the cancellation and reissue of Options;

(iii)	an extension beyond the original Expiry Date of an Option held by any Optionee;
(iv)	an increase to the maximum number of Common Shares that may be
(A)	issued to Insiders within a one-year period, or
(B)	issuable to Insiders at any time,

under Share Compensation Arrangements, which could exceed 10% of the Corporation's Outstanding Issue;

(v)	permitting Options to be transferable or assignable other than for normal course estate settlement purposes; or
(vi)	a change to the amendment provisions of the Plan;
(c)

the addition or amendment of terms relating to the provision of financial assistance to Optionees or resulting in Optionees receiving any securities of the Corporation, including pursuant to a cashless exercise feature;

(d)

any amendment in respect of the persons eligible to participate in the Plan, provided that, without shareholder approval, such amendment does not permit non-employee directors to re-gain participation rights under this Share Option Plan at the discretion of the Board if their eligibility to participate had previously been removed or increase limits previously imposed on non-employee director participation;

(e)

such amendments as are necessary for the purpose of complying with any changes in any relevant law, rule, regulation, regulatory requirement or requirement of any applicable stock exchange or regulatory authority; or

(f)	amendments to correct or rectify any ambiguity, defective provision, error or omission in this Share Option Plan or in any agreement to purchase Options.
Section 5.8	Governing Law

This Share Option Plan will be construed in accordance with and the rights of the Corporation and each Optionee will be governed by the laws of British Columbia and the laws of Canada applicable therein.

Section 5.9	Notice

Each notice, demand or communication required or permitted to be given under this Share Option Plan will be in writing and will be delivered to the person to whom it is addressed, and the date of delivery of such notice, demand or communication will be the date of receipt by the addressee.

Section 5.10	No Other Rights

Nothing contained in this Share Option Plan and no grant of Options pursuant to this Share Option Plan will confer upon any Optionee any right to be retained as an Employee, Officer or Director of the Corporation or a Subsidiary of the Corporation. For greater certainty, a period of notice, if any, or payment in lieu thereof, upon termination of employment, wrongful or otherwise, shall not be considered as extending the period of employment for purposes of this Share Option Plan. Participation in this Share Option Plan by an Optionee will be voluntary. Options are not Common Shares, and the grant of Options to an Optionee does not entitle such Optionee to any rights as a shareholder of the Corporation.

Section 5.11	No Representation or Warranty

The Corporation makes no representation or warranty as to the future market value of Common Shares issued in accordance with the provisions of this Share Option Plan.

Section 5.12	Prohibition on Price Amendment

Subject to Section 3.11, the Subscription Price under an Option that has been issued may not, after the issue of the Option, be reduced.

Section 5.13	Audit

The Corporation reserves its right to review and audit all records of an Optionee regarding the purchase or sale of Common Shares in connection with the exercise of any Options.

SCHEDULE “A”

2002 SHARE OPTION PLAN

OPTION COMMITMENT

Notice is hereby given that, effective ____________________, 20___ (the “Effective Date”) Ballard Power Systems Inc. (the “Corporation”), pursuant to the Corporation’s 2002 Share Option Plan (the “Plan”), as it may have been amended to the Effective Date, granted to ______________________________ (the “Optionee”), an Option (the “Option”) to acquire up to _______________ Common Shares in the capital of the Corporation (the “Optioned Shares”) on or before __________________________, 20___ at a Subscription Price of [Cdn. or U.S.]$_______________ per share.

The grant of the Option is made on and subject to the vesting provisions and other terms and conditions of the Plan, which are incorporated by reference herein. The number of Optioned Shares will be adjusted if and to the extent required in accordance with Section 3.11 of the Plan.

To exercise the Option, the Optionee must deliver to the Corporation, or its designee at its head office a written notice addressed to the Corporation specifying the number of Optioned Shares that the Optionee wishes to acquire, together with a certified cheque or bank draft payable to the Corporation, or its designee, for the aggregate Subscription Price for such shares and any applicable taxes due upon exercise of the option. A share certificate evidencing the Optioned Shares thereby acquired will be issued to the Optionee by the Corporation’s transfer agent in accordance with the Plan.

BALLARD POWER SYSTEMS INC.

_________________________________________

Chief Executive Officer